United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2022
RCI HOSPITALITY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10737 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)
(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RICK	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 12, 2022, RCI Hospitality Holdings, Inc. (“RCIH,” “we,” or “us”) and certain subsidiaries entered into definitive agreements to acquire five gentlemen’s clubs, five related real estate properties, associated intellectual property and certain automated teller machines for a total purchase price of $66.5 million, payable with a total of $25.0 million in cash, a total of $25.5 million in seller financing, and 200,000 restricted shares of common stock based on an $80 per share price, subject to certain lock-up, leak out restrictions.

The five clubs are being purchased through five different Asset Purchase Agreements (collectively, the “Asset Purchase Agreements”), under which a newly formed subsidiary of BD Hospitality Acquisition, Inc., (“BD Hospitality”), a wholly-owned subsidiary of RCIH, will acquire from each club owning entity all of the tangible and intangible assets and personal property used in the business of that club, except for certain excluded assets. Below is a list of each club seller and purchaser, and the name and location of each club being sold:

Club Sellers	Club Purchasers	Club Name	Club Location
TTNA, Inc.	ST Dining Services, Inc.	Baby Dolls	10250 Shady Trail, Dallas, Tex.
DB Entertainment, Inc.	RCI Dining Service (Euless), Inc.	Baby Dolls	3601 Highway 157 Ft. Worth, Tex.
Duncan Burch, Inc.	RCI Dining Service (Southwest Freeway), Inc.	Chicas Locas (formerly Michael’s International)	6440 Southwest Freeway, Houston, Tex.
Millennium Restaurants Group, Inc.	RCI Dining Service (Composite), Inc.	Chicas Locas (formerly Cabaret Royale)	10723 Composite Dr., Dallas, Tex.
T&N, Inc.	RCI Dining Service (Majesty), Inc.	Chicas Locas	2711 Majesty Dr., Arlington, Tex.

Under the Asset Purchase Agreements, the purchase prices and payment terms to be paid by the club purchasers for the purchase of the five clubs is as follows: (1) $4,850,000 for the Baby Dolls in Dallas, with $1,500,000 payable in cash by wire transfer and $3,350,000 payable by the issuance of a ten-year secured promissory note; (2) $500,000 for the Baby Dolls in Fort Worth, payable by the issuance of a ten-year secured promissory note; (3) $4,000,000 for the Chicas Locas in Houston, with $1,500,000 payable in cash by wire transfer and $2,500,000 payable by the issuance of a ten-year secured promissory note; and (4) $1,850,000 for the Chicas Locas in Dallas, with $500,000 payable in cash by wire transfer and $1,350,000 payable by the issuance of a ten-year secured promissory note; and (5) $500,000 for the Chicas Locas in Arlington, payable by the issuance of a ten-year secured promissory note. Each of the promissory notes issued to each club seller will bear interest at 7% per annum, and be payable, in arrears, in 120 equal monthly payments of principal and interest, and will be secured by all of the purchased assets acquired in that transaction.

Additionally, RCIH entered into two Intellectual Property Purchase Agreements with HQ Real Estate Management LLC (“HQ”) and ERAF, Inc. (“ERAF”), respectively (collectively, the “IP Purchase Agreements”). Under the agreement with HQ, RCIH will acquire all right, title and interest in certain service marks/trademarks with respect to the “Baby Dolls” name, along with certain other related intellectual property rights, for a purchase price of $7,000,000, payable by the issuance of a ten-year secured promissory note. Under the agreement with ERAF, RCIH will acquire all right, title and interest in the service marks/trademark “Cabaret Royale,” the common law rights, if any, in “Chicas Locas” and “Michael’s International,” if any, along with certain other related intellectual property rights, for a purchase price of $4,200,000, payable by the issuance of a ten-year secured promissory note. Each of the two promissory notes issued to HQ and ERAF will bear interest at 7% per annum, and be payable, in arrears, in 120 equal monthly payments of principal and interest, and will be secured by all of the intellectual property assets acquired in that transaction.

Also in connection with the above transactions, BD Hospitality entered into an Asset Purchase Agreement (the “ATM Purchase Agreement”) with ECAL-D&D, Inc. under which BD Hospitality will purchase certain automated teller machines (or ATMs) located at the five club locations for a purchase price of $2,600,000, payable $1,500,000 in cash and $1,100,000 by the issuance of a ten-year secured promissory note, bearing interest at 7% per annum, payable, in arrears, in 120 equal monthly payments of principal and interest, which note will be secured by the automated ATM assets acquired in this transaction.

The Asset Purchase Agreements, IP Purchase Agreements and ATM Purchase Agreement each provide that the seller under each such agreement will indemnify the respective purchaser from all losses whether arising from a direct (or first party) claim or a third-party claim, arising from: (1) any breach of any representation or warranty; (2) any breach or nonfulfillment of any covenant or agreement; and (3) any liabilities arising prior to closing. Each purchaser under each such agreement will indemnify the respective seller from all losses whether arising from a direct (or first party) claim or a third-party claim, arising from: (1) any breach of any representation or warranty; (2) any breach or nonfulfillment of any covenant or agreement; and (3) any liabilities arising on or after closing. The above indemnifications are subject to certain limitations and thresholds, as set forth in the agreements. Additionally, prior to closing, Burch Management Company, Inc., the owner of all of the seller entities (“Burch Management”), will guaranty the indemnification obligations of such sellers, and BD Hospitality will guaranty the indemnification and payment obligations of such purchasers.

Additionally, Duncan Burch, an individual and the record owner of the real estate properties where the five clubs are located, entered into a Purchase and Sale Agreement (the “Real Estate Purchase Agreement”) under which our subsidiary RCI Holdings, Inc. (“RCI Holdings”) will purchase such properties for a total purchase price of $41,000,000, payable as follows: (1) $20,000,000 in cash payable by wire transfer; (2) $5,000,000 by the issuance of a ten-year secured promissory note, bearing interest at 7% per annum, payable, in arrears, in 120 equal monthly payments of principal and interest; and (3) the issuance of 200,000 restricted shares of common stock of RCIH, which shares will be subject to a Lock-Up Agreement under which Mr. Burch will be restricted in the number of shares that he can sell for 24 month after closing.

The consummation and closing of the Asset Purchase Agreements, IP Purchase Agreements and ATM Purchase Agreement are subject to certain closing conditions, including without limitation (1) the requirement that the club purchasers will have obtained all necessary permits, licenses and other authorizations, whether city, county, state or federal, which may be needed to operate each club, consistent with the current operations of such club, as necessary, (2) satisfactory due diligence, and (3) other customary closing conditions for transactions of this nature. Further, RCIH, RCI Holdings, BD Hospitality, and its subsidiaries required that all of the parties to the Asset Purchase Agreements, IP Purchase Agreements, ATM Purchase Agreement and Real Estate Purchase Agreement enter into a Cooperation Agreement (the “Cooperation Agreement”) under which such parties have agreed that all of the transactions contemplated by such agreements must close and be consummated concurrently. The Cooperation Agreement also provides that closing will be subject to (a) Mr. Burch entering into a Non-Compete Agreement covering a 50-mile radius of each club location, with certain carve-outs for existing licenses held by affiliates of Mr. Burch, (b) RCI Dining Service (Euless), Inc. (the club purchaser of Baby Dolls – Ft. Worth) entering into a stock purchase agreement with DB Entertainment, Inc. to acquire the stock of Baby Dolls’ Topless Saloons, Inc., which holds the specialized certificate of occupancy allowing a sexually oriented business to operate at that location, for consideration of $10.00, (c) each of the club purchasers will allow certain entities affiliated with the club sellers to lease space in the clubs for clothing boutiques for rent of $1.00 per year for 10 years commencing on the date of closing, and (d) Burch Management will have the right to lease its current office and storage space at 10723 Composite from RCI Holdings for rent of $1.00 per year for 10 years commencing on the date of closing.

The descriptions above of the agreements, including the Asset Purchase Agreements, IP Purchase Agreements, ATM Purchase Agreement, Real Estate Purchase Agreement and Cooperation Agreement, are qualified in their entirety by reference to the terms of such agreements, copies of which are filed hereto as Exhibits 10.1 through 10.10, respectively, and are incorporated herein by reference.

The agreements included as exhibits to this current report have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about RCIH, any parties to such agreements or their respective subsidiaries and affiliates. The agreements contain representations and warranties certain parties made solely for the benefit of such parties. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the agreements. Moreover, certain representations and warranties in the agreements were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, the representations and warranties in the agreements should not be relied on by any persons as characterizations of the actual state of facts about RCIH or any other parties to the agreements at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in RCIH’s public disclosures.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure under Item 1.01 of this current report on Form 8-K relating to the Real Estate Purchase Agreement and the sale and issuance of a total of 200,000 restricted shares of common stock of RCIH is incorporated herein by reference.

The securities to be issued under the Real Estate Purchase Agreement will be issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder. The subject issuance of securities does not involve a “public offering” based upon the following factors: (i) the issuance of the securities will be an isolated private transactions; (ii) a limited number of securities will be issued to a single purchaser; (iii) there are no public solicitations; (iv) the purchaser has represented that he is an “accredited investor”; (v) the investment intent of the purchaser; and (vi) the restriction on transferability of the securities to be issued.
ITEM 8.01 OTHER EVENTS.

On December 12, 2022, we issued a press release announcing the signing of the agreements described under Item 1.01 of this current report. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Asset Purchase Agreement with TTNA, Inc. dated December 12, 2022
10.2	Asset Purchase Agreement with DB Entertainment, Inc. dated December 12, 2022
10.3	Asset Purchase Agreement with Duncan Burch, Inc. dated December 12, 2022
10.4	Asset Purchase Agreement with Millennium Restaurants Group, Inc. dated December 12, 2022
10.5	Asset Purchase Agreement with T&N, Inc. dated December 12, 2022
10.6	Intellectual Property Purchase Agreement with HQ Real Estate Management LLC dated December 12, 2022
10.7	Intellectual Property Purchase Agreement with ERAF, Inc. dated December 12, 2022
10.8	Asset Purchase Agreement with ECAL-D&D, Inc. dated December 12, 2022
10.9	Purchase and Sale Agreement with Duncan Burch dated December 12, 2022
10.10	Cooperation Agreement dated December 12, 2022
99.1	Press release dated December 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCI HOSPITALITY HOLDINGS, INC.

Date: December 15, 2022	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer
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